UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2020

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On April 29, 2020 Saia, Inc. issued a press release announcing its first quarter 2020 results. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, of the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01	Other

The following risk factor supplements the “Risk Factors” in Part 1, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. There have been no other material changes from the risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The global COVID-19 pandemic is having an adverse impact on our operations and financial performance, as well as on the operations and financial performance of many of the customers and suppliers in businesses and industries that we serve. We are unable to predict the extent to which the pandemic and related impacts will continue to adversely impact our business operations, financial condition, results of operations, liquidity and cash flows.

Our operations and financial performance have been negatively impacted by the COVID-19 pandemic that has caused, and is expected to continue to cause, the global slowdown of economic activity (including the decrease in demand for a broad variety of goods and services), disruptions in global supply chains and significant volatility and disruption of financial markets. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the pandemic’s impact on our operations, financial performance and financial condition, as well as its impact on our ability to successfully execute our business strategies and initiatives, remains uncertain and difficult to predict. Further, the ultimate impact of the COVID-19 pandemic on our operations, financial performance and financial condition depends on many factors that are not within our control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel, quarantines, shelter in place orders and workforce pressures); pricing pressures brought about by actions of competitors; the impact of the pandemic and actions taken in response on global, national and regional economies, travel, and economic activity; general economic uncertainty in key global, national and regional markets and financial market volatility; global economic conditions and levels of economic activity, including the risk of a recession or economic downturn; and the timing and pace of recovery when the COVID-19 pandemic subsides.

The COVID-19 pandemic has subjected our operations, financial performance and financial condition to a number of risks, including, but not limited to those discussed below:

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Operations-related risks: We are facing increased operational challenges and have incurred higher operating expenses from the need to protect employee health and safety, workplace disruptions and restrictions on the movement of people and goods, both at our own facilities and at those of our customers and suppliers. We are also experiencing, and expect to continue experiencing, lower demand for our transportation services, increased costs, customer requests for potential payment deferrals, supply chain disruptions and delays and other challenges related directly and indirectly to the COVID-19 pandemic that adversely impact our business. We believe the longer the period of economic and global supply chain disruption continues, the more the adverse impact will be on our business operations, financial performance, financial condition and results of operations.

•

Liquidity- and funding-related risks: While we have sources of cash and liquidity and access to a committed credit line, a prolonged period of generating lower cash from operations could adversely affect our financial condition, including as a result of a failure to satisfy financial covenants contained in our credit agreements. Conditions in the financial and credit markets may also limit the availability of funding or increase the cost of funding, which could adversely affect our business, financial position and results of operations.

As the COVID-19 pandemic continues to adversely affect our operating and financial results, it may also have the effect of heightening many of the other risks described in the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2019. In particular, see the risk factors regarding “General Economic Conditions,” “Highly Competitive Industry,” “Significant Ongoing Cash Requirements,” “Credit and Debt Agreements,” “Disruptions in Credit Markets,” “Creditworthiness of Our Customers” and “Market Value of Our Common Stock.” Further, the COVID-19 pandemic may also affect our operating and financial results and financial condition in a manner that is not presently known to us or that we currently do not expect to present significant risks to our operations or financial results or financial condition.

Item 9.01	Financial Statements and Exhibits

99.1	Press release of Saia, Inc. dated April 29, 2020 announcing results of operations.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: April 29, 2020	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Chief Accounting Officer (Principal Accounting Officer)